MODIFICATION OF AGREEMENT
(THIRD MODIFICATION)

WHEREAS, OxySure Systems, Inc. (“OxySure”) and Julian T. Ross (“Ross”) (OxySure and Ross jointly, the “Parties”) entered into that certain Employment Agreement (“Agreement”) dated January 15, 2009, as amended, for the second time on June 23, 2009; and

WHEREAS, The Parties have agreed that it is in their best interests to modify the terms of the Agreement.

NOW, WHEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

Section 3 – “TERM” of the as amended agreement shall be modified, and shall read as follows:

The employment of the Executive by the Company pursuant to the provisions of this Agreement shall commence on the Effective Date and end on the One Thousand One Hundred Eightieth (1,080th) day thereafter, unless sooner terminated as hereinafter provided.

All other provisions of the Agreement shall remain unchanged.

Agreed to and accepted:

By:	/s/ Don Reed	By:	/s/ Vicki Jones
Mr.	Don Reed, Director	Ms.	Vicki Jones, Director
For:	OxySure Systems, Inc.	For:	OxySure Systems, Inc.

Date:	6/23/2010	Date:	6/9/2010

By:	/s/ Julian T. Ross
Mr.	Julian Ross, Executive

Date:	6/9/2010